EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (no. 333-52005) on Form S-1 of U.S. Timberlands Klamath Falls, LLC of our report dated April 11, 2003, relating to the consolidated financial statements of U.S. Timberlands Klamath Falls, LLC and subsidiary and our report dated April 11, 2003 relating to the financial statements of US Timberlands Yakima, LLC which are included in this Annual Report on Form 10-K.

                                       Eisner LLP (Formerly Richard A. Eisner &
                                                   Company, LLP)



New York, New York
April 14, 2003